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                                                                    Exhibit 21.1
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
                                                                                    Jurisdiction of         Percent of
Parent                                    Subsidiaries                              Organization             Ownership

Ceres Group, Inc.                         Central Reserve Life Insurance Company    Ohio                       100%
                                          Ceres Administrators, L.L.C.              Delaware                   100%
                                          Ceres Financial Services, Inc.            Ohio                       100%
                                          Ceres Health Care, Inc.                   Delaware                   100%
                                          Ceres Marketing, LLC                      Delaware                   100%
                                          Ceres Net, Inc.                           Delaware                   100%
                                          Ceres Sales, LLC                          Delaware                   100%
                                          Ceres Sales of Ohio, LLC                  Ohio                       100%
                                          Ceres Savers Plan, Inc.                   Delaware                   100%
                                          Continental General Corporation           Nebraska                   100%
                                          QQLink.com, Inc.                          Delaware                    94%
                                          Senior Savers Plus, Inc.                  Delaware                   100%
                                          Western Reserve Administrative            Ohio                       100%
                                          Services, Inc.

Continental General Corporation           Continental General Insurance Company     Nebraska                   100%
                                          Continental Agency Services, Inc.         Nebraska                   100%
                                          Continental Print & Photo Company         Nebraska                   100%

Central Reserve Life Insurance Company    Provident American Life & Health          Ohio                       100%
                                          Insurance Company
                                          United Benefit Life Insurance Company     Ohio                       100%

Continental General Insurance Company     The Pyramid Life Insurance Company        Kansas                     100%

Ceres Administrators, L.L.C.              Continental Association Management Corp.  Delaware                   100%

Ceres Sales, LLC                          HealthMark Sales, LLC                     Delaware                   100%

HealthMark Sales, LLC                     HealthMark Sales of Ohio, LLC             Ohio                       100%

QQAgency, Inc.                            QQAgency of Massachusetts, Inc.           Massachusetts              100%
                                          QQAgency of Ohio, Inc.                    Ohio                       100%
                                          QQAgency of Texas, Inc.                   Texas                      100%

QQLink.com, Inc.                          QQAgency, Inc.                            Delaware                   100%
                                          QQBiz.com, Inc.                           Delaware                   100%

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